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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Dole Food Company, Inc. on Form S-4 of our report dated June 19, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for goodwill), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Los Angeles
June 20, 2003